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                                                                   Exhibit 99(c)


                        UTILCO GROUP GENERATING PROJECTS
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
                                                    Percent   Capacity(a)
Project                        Type of Investment    Owned    (Megawatts)   Fuel          Date in Service
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
Mega Renewables G.P.           General partnership   49.75%      12.2       Hydro         Spring 1987(b)
(California - 4 projects)
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Topsham Hydro Partners         Leveraged lease          50%      13.9       Hydro         October 1987
(Maine)
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Stockton CoGen Company         General partnership      50%      49.9       Coal          March 1988(c)
(California)
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Westwood Energy Properties     Limited partnership      38%      29.25      Waste coal    July 1988
L.P. (Pennsylvania)
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BAF Energy L.P. (California)   Limited partnership    23.1%     111         Natural Gas   May 1989
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Rumford Cogeneration           Limited partnership    24.3%      75         Coal and      May 1990
Company L.P. (Maine)                                                        waste wood
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Koma Kulshan Associates        Limited partnership   49.75%      13.7       Hydro         October 1990
(Washington)
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Badger Power Associates        Limited partnership   49.75%      46.6       Natural gas   April 1991
(California)
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McKittrick Power Associates    Limited partnership   49.75%      45.4       Natural gas   October 1991
(California)
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Live Oak Limited (California)  Limited partnership      50%      45.8       Natural gas   April 1992
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Lockport Energy Associates,    Limited partnership   15.13%     168.8       Natural gas   December 1992
L.P. (New York)
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Orlando Cogen Limited, L.P.    Limited partnership      50%     120         Natural gas   September 1993
(Florida)
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
(a) Total capacity, net of power consumed in generation.
(b) Interest acquired by UtilCo Group in June 1989.
(c) Interest acquired by UtilCo Group in December 1988.
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